UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

CYTOSORBENTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey		08852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 21, 2020, the CytoSorbents Corporation (the “Company”) received notification that it received a U.S. Army Medical Research Acquisition Activity Award (the “USAMRAAA”) for its HemoDefend™ platform, a development-stage technology designed to be a practical, low cost, and effective way to safeguard the quality and safety of the blood supply.  The USAMRAAA award, for up to $4,421,487.00, was granted to the Company in order to develop a highly efficient adsorber to remove anti-A and Anti-B antibodies from blood and plasma for transfusion. This Award is supported by the U.S. Department of Defense Peer Reviewed Medical Research Program (PRMRP)/Congressionally Directed Medical Research Program (CDMRP) under Contract No. W81XWH2010712. HemoDefend is not yet approved in the U.S. or elsewhere.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2020	CytoSorbents Corporation

	By:	/s/ Dr. Phillip P. Chan
		Name:	Dr. Phillip P. Chan
		Title:	Chief Executive Officer